Exhibit 10.8

Sagaliam Acquisition Corp.

1800 Avenue of the Stars

Suite 1475

Los Angeles, CA 90067

[  ], 2021

Sagaliam Sponsor LLC

1800 Avenue of the Stars

Suite 1475

Los Angeles, CA 90067

Attn: Barry Kostiner

Re: Administrative Support Agreement

Ladies and Gentlemen:

This letter agreement by and between Sagaliam Acquisition Corp. (the “Company”) and Sagaliam Sponsor LLC (“Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date of effectiveness (the “Effective Date”) of Registration Statement on Form S-1 relating to the Company’s initial public offering filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) Sponsor shall make available, or cause to be made available, to the Company, at 1800 Avenue of the Stars, Suite 1475, Los Angeles, CA 90067, (or any successor location of Sponsor), certain office space, utilities and executive, secretarial and administrative support as may be reasonably required by the Company, and shall provide the cash salaries of officers of the Company. In exchange therefor, the Company shall pay Sponsor (i) the sum of $30,000 per month, commencing on the Effective Date and continuing monthly thereafter until the Termination Date, and (ii) promptly following the Effective Date, an additional amount in respect of officers’ cash salaries payable for services provided prior to the effective date, which the Company expects will not exceed approximately $30,000; and

(ii) Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this letter agreement, and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and this letter agreement and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature Page Follows]

Very truly yours,

SAGALIAM ACQUISITION CORP.

By:	/s/ Barry Kostiner
Name:	Barry Kostiner
Title:	Chief Executive Officer and Chairman

AGREED TO AND ACCEPTED BY:

SAGALIAM SPONSOR LLC.

By:	/s/ Barry Kostiner
Name:
Title:

[Signature Page to Administrative Support Agreement]